UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2005

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

salesforce.com, inc. (the “Registrant”) named Jim Steele as president on June 8, 2005. Mr. Steele will continue to head global sales, services, and customer success and report directly to chairman and CEO Marc Benioff. Also continuing to report directly to Mr. Benioff are: Steve Cakebread, executive vice president and chief financial officer, who is responsible for finance, facilities, sales operations, and internal information technology; Parker Harris, executive vice president of technology, who is responsible for engineering, quality assurance, and service delivery; and Ken Juster, executive vice president of legal affairs and corporate development, who is responsible for legal matters, public policy, corporate development, human resources, and internal audit. Mr. Steele has served in various capacities with the Registrant since 2002. There has been no change to his compensation in connection with this appointment.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2005	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel